SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of the date of acceptance set forth below, is entered into by and among 5G WIRELESS COMMUNICATIONS, INC., a Nevada corporation, with headquarters located at 2921 N. Tenaya Way, Suite 208, Las Vegas, Nevada 89128 (the "Company"), and each entity named on the signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements (as defined below).

WITNESSETH:

WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and Section 4(2) of the 1933 Act; and

WHEREAS, the Buyers wish to purchase, upon the terms and subject to the conditions of this Agreement, up to an aggregate amount of $400,000.00 of notes of the Company (the "Notes"), which will be convertible into shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Notes, and subject to acceptance of this Agreement by the Company.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase.

(i) The undersigned hereby agrees to purchase from the Company Notes in the principal amount stated on the signature page hereof, having the terms and conditions and being in the form attached hereto as Exhibit A.

(ii) Subject to the terms and conditions of this Agreement and the other Transaction Agreements (as defined below), the Buyers will purchase the Notes at a Closing (the "Closing") held on a Closing Date (as defined below).

(iii) The purchase price to be paid by the Buyers shall be equal to the face amount of the Notes being purchased on such Closing Date, and shall be payable in United States Dollars.

b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

(ii) "Certificates" means the relevant Notes duly executed on behalf of the Company and issued in the name of the respective Buyer.

(iii) "Closing Date" means the date of a Closing.

(iv) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Notes.

(v) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below) for the Notes issued on the Closing Date.

(vi) "Escrow Agent" means First Union National Bank, One World Trade Center, Suite 4711, New York, New York 10048.

(vii) "Notes" means all or any portion of the Notes.

(viii) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(ix) "Purchase Price" means the purchase price for the Notes.

(x) "SEC Documents" shall mean, as of a particular date, the Company's most recently filed Form 10-K and all documents filed with the SEC subsequent to the date of such Form 10-K.

(xi) "Securities" means the Notes and the Common Stock issuable upon conversion of the Notes.

(xii) "Shares" means the shares of Common Stock representing any or all of the Conversion Shares.

c. Form of Payment; Delivery of Certificates.

(i) The Buyers shall pay the Purchase Price for the relevant Notes by delivering immediately available good funds in United States Dollars to the Escrow Agent for the benefit of Company at the Closing on the Closing Date, subject to the payment of fees and expenses as provided in Section 12(a) and 12(b).

(ii) No later than the Closing Date, but in any event upon payment by the Buyers to the Escrow Agent of the relevant Purchase Price, the Company shall deliver the relevant Certificates to the Escrow Agent for the benefit of Buyers.

d. Method of Payment. Payment to the Company of the Purchase Price shall be made at the Closing by wire transfer of funds to:

Beneficiary Account Name: 5G Wireless Communications, Inc.2921 N. Tenaya

Way, Suite 208Las Vegas, Nevada 89128

Beneficiary Account No.: 3572000434

Incoming Account No.: 5000000016439

ABA/Transit No.: 053 000 219

Attention: CT-4882 New York

Beneficiary Bank: First Union National BankOne World Trade Center, Suite

4711New York, New York 10048

2. BUYER'S REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION;

INDEPENDENT INVESTIGATION.

Each Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a. Without limiting any Buyer's right to sell the Common Stock pursuant to the Registration Statement, each Buyer is purchasing the Notes and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. If any Buyer is an individual, such Buyer confirms that (i) (either alone, or with his or her advisor, if any) he or she has carefully reviewed the risks of, and other considerations relating to, investment in the Company and (either alone, or with his or her advisor, if any) possesses the knowledge and experience in financial and business matters generally, and in illiquid investments in particular, to be capable of evaluating the merits and risks (including, without limitation, the economic and tax risks) of an investment in the Company and of making an informed investment decision; (ii) he or she has the financial means to make and pay for his or her subscription and can bear the risk of loss of his or her entire investment; and (iii) he or she had individual income in excess of U.S.$200,000, or joint income with his or her spouse in excess of U.S.$300,000, in each of the calendar years 1999 and 2000 and reasonably expects to have individual income in excess of U.S.$200,000, or joint income in excess of U.S.$300,000, in the calendar year 2001, or has individual net worth in excess of U.S.$1,000,000.

c. If any Buyer is not an individual, such Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

d. The Buyer understands that the Notes have not been and will not be registered under the 1933 Act or under the securities or "blue sky" laws of any state or any jurisdiction outside the United States and, therefore, cannot be resold unless they are registered under the 1933 Act (and, in some cases, under state securities or "blue sky" laws or the laws of other jurisdictions) or an exemption from registration is available and that he or she will have no right to require registration of the Notes.

e. All subsequent offers and sales of the Notes and the Shares by each Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

f. Each Buyer understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyers set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyers to acquire the Notes.

g. The Buyer reviewed the SEC Documents and has conducted his or her own independent analysis of the prospective operations and assets of the Company and investment in the Securities. The Buyer has relied solely upon the such independent investigations made by the Buyer in making a decision to purchase the Securities and has not received from the Company, officers thereof, or any other person or entity acting on behalf of the Company any representations or warranties that are inconsistent with the SEC Documents.

h. Each Buyer understands that its investment in the Securities involves a high degree of risk that the Buyer will lose all or part of its investment.

i. The Buyer confirms that he or she has adequate means of providing for contingencies; the Buyer has no need for liquidity in this investment; and the Buyer can afford the loss of this entire investment.

j. The Buyer confirms that, except for the Note in the form attached hereto as Exhibit A, neither the Buyer or his or her advisors, if any, has been furnished any offering materials or literature by the Company, its agents, officers, or directors.

k. The Buyer confirms that he or she has the full right and power to perform pursuant to this Agreement, or is executing this Agreement in a representative or fiduciary capacity, that he or she has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual for whom he or she is executing this Agreement, and such individual has full right and power to perform pursuant to this Agreement.

l. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

m. If any Buyer is not an individual, such Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the Transaction Agreements have been duly and validly authorized, executed and delivered on behalf of the Buyer and create a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer that:

a. Concerning the Notes and the Shares. There are no preemptive rights of any stockholder of the Company to acquire the Notes or the Shares.

b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed (or quoted) and traded on the OTC Bulletin Board Market of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing (or quoting), and the Company has maintained all requirements for the continuation of such listing (or quoting).

c. Authorized Shares. The authorized capital stock of the

Company consists of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, of which 28,520,450 shares are issued and outstanding as of the date of this Agreement. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of

Common Stock as may be necessary to effect the issuance of the Shares. The

Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Notes will be duly and validly issued, fully paid and non assessable and will not subject the holder thereof to personal liability by reason of being such holder. At all times, the Issuer shall keep available

Common Stock duly authorized for issuance against the Notes.

d. Securities Purchase Agreement; Registration Rights

Agreement. This Agreement and the Registration Rights Agreement between the

Company and the Buyers, substantially in the form of Exhibit B annexed hereto

(the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company. Each of this Agreement,

the Notes and the Registration Rights Agreement, when executed and delivered by the Company, are and will be, valid and binding agreements of the Company,

enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency,

moratorium, and other similar laws affecting the enforcement of creditors'

rights generally.

e. Non contravention. The execution and delivery of this

Agreement, the Note and the Registration Rights Agreement by the Company, the

issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement and the Notes do not and will not conflict with or result in a breach by the

Company of any of the terms or provisions of, or constitute a default under

(i) the articles of incorporation or by laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the

Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a Material Adverse Effect.

f. Approvals. No authorization, approval or consent of

any court, governmental body, regulatory agency, self regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the

Securities to the Buyers as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g. SEC Filings. None of the Company's SEC Documents

contained, at the time it was filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since March 1,

2000 timely filed all requisite forms, reports and exhibits thereto with the

SEC.

h. Absence of Certain Changes. Since December 31, 1999,

there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise),

or results of operations of the Company, except as disclosed in the Company's

SEC Documents. Since December 31, 1999, except as provided in the Company's

SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii)

discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets,

or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business;

(vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i. Full Disclosure. There is no fact known to the

Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyers that (i) would reasonably be expected to have a Material

Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this

Agreement or any of the agreements contemplated hereby (collectively,

including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyers in the Transaction Agreements.

j. Absence of Litigation. Except as set forth in the

Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse

Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

k. Absence of Events of Default. Except as set forth in

Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material

Adverse Effect.

l. Prior Issues. During the twelve (12) months preceding

the date hereof, the Company has not issued any convertible securities or any shares of the Common Stock or preferred stock of the Company.

m. No Undisclosed Liabilities or Events. The Company has no

liabilities or obligations other than those disclosed in the Company's SEC

Documents or those incurred in the ordinary course of the Company's business since December 31, 1998, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business,

condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by laws of the

Company, each as currently in effect, with or without shareholder approval,

which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

n. No Default. The Company is not in default in the

performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

o. No Integrated Offering. Neither the Company nor any of

its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since July 1, 2000, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule

506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

p. Dilution. The number of Shares issuable upon conversion

of the Notes may increase substantially in certain circumstances, including,

but not necessarily limited to, the circumstance wherein the market price of the Common Stock declines prior to the conversion of the Notes. The

Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereby and recognize that they have a potential dilutive effect and further that the conversion of the Note and/or sale of the Conversion Shares may have an adverse effect on the market price of the Common Stock. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Transfer Restrictions. The Buyers acknowledge that (1)

the Notes have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the

Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the

Buyers shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold may be sold pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such

Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933

Act or the rules and regulations of the SEC thereunder; and (3) neither the

Company nor any other person is under any obligation to register the

Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b. Restrictive Legend. The Buyers acknowledge and agree

that the Notes, and, until such time as the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of any such Securities):

THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

c. Registration Rights Agreement. The parties hereto agree

to enter into the Registration Rights Agreement on or before the initial

Closing Date.

d. Filings. The Company undertakes and agrees to make all

necessary filings in connection with the sale of the Securities to the Buyers required under any United States laws and regulations applicable to the

Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyers promptly after such filing.

e. Reporting Status. So long as the any of the Buyers

beneficially own any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934

Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. Except as otherwise set forth in this Agreement and the Transaction Agreements, the Company will take all reasonable action under its control to obtain and to continue the listing (or quoting) and trading of its Common Stock (including, without limitation, all Registrable Securities) on the OTC Bulletin Board Market of

the National Association of Securities Dealers, Inc. and will comply in all material respects with the Company's reporting, filing and other obligations under the by laws or rules of the National Association of Securities Dealers,

Inc. ("NASD").

f. Use of Proceeds. The Company will use the proceeds

from the sale of the Notes (excluding amounts paid by the Company for legal fees in connection with the sale of the Notes) for internal working capital purposes.

g. Certain Agreements. (i) The Company covenants and

agrees that it will not, without the prior written consent of the Buyers,

enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock (collectively, "New Common Stock")

with any third party pursuant to a transaction which in any manner permits the sale of the New Common Stock on any date which is earlier than ninety (90)

days from the last day of the calendar month in which the Effective Date occurs. The limitations described in this section shall not apply to (w) any underwritten offering of securities made pursuant to a written underwriting agreement with a nationally or regionally recognized investment bank, (x)

any issuance of securities or assumption of debt made in connection with a merger, acquisition of or purchase of the assets of another entity where the purpose of such issuance is not to raise equity capital, or (y) any issuance of warrants made to a bank or other commercial lending institution in connection with a loan made to the Company by such bank or institution.

h. Available Shares. The Company shall have at all times

authorized and reserved for issuance, free from preemptive rights, shares of

Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyers pursuant to the terms and conditions of the Notes which have been issued and not yet converted. If at any time, the

Company does not have available an amount of authorized and non issued Shares necessary to satisfy full Conversion of the then outstanding amount of the

Notes, the Company shall call and hold a special meeting within 30 days of such occurrence, for the sole purpose of increasing the number of shares authorized. Management of the Company shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of Common

Stock authorized.

i. Reimbursement. If (i) any Buyer, other than by reason

of its gross negligence, willful misconduct or breach of law, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements,

or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Buyer, other than by reason of its gross negligence, willful misconduct or breach of law, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements,

or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate,

and shall be binding upon and inure to the benefit of any successors, assigns,

heirs and personal representatives of the Company, the Buyers and any such

Affiliate and any such Person. Except as otherwise set forth in the

Transaction Agreements, the Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Buyer or from a breach of the representations, covenants and conditions contained herein or from a breach of law.

5. TRANSFER AGENT INSTRUCTIONS.

a. Promptly following the purchase by the Buyers of the

Notes in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Notes in such amounts as specified from time to time by the

Company to the transfer agent, bearing the restrictive legend specified in

Section 4(b) of this Agreement prior to registration of the Shares under the

1933 Act, registered in the name of the respective Buyer or its permitted assigns and in such denominations to be specified by such Buyer in connection with each conversion of the Notes. The Company warrants that if the Buyer is not in breach of the representations and warranties contained in this

Agreement, no instruction other than such instructions referred to in this

Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyers'

obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If any Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by such Buyer of any of the Securities in accordance with clause (1)(B)

of Section 4(a) of this Agreement is not required under the 1933 Act, the

Company shall (except as provided in clause (2) of Section 4(a) of this

Agreement) permit the transfer of the Securities and, in the case of the

Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common

Stock without legend in such name and in such denominations as specified by the Buyer.

b. (i) The Company will permit the Buyers to exercise

their rights to convert the Notes by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, within five (5)

business days thereafter, the original Notes being converted to the Company by express courier, with a copy to the transfer agent.

(ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Notes, the date specified in the Notice of Conversion,

provided the copy of the Notice of Conversion is given either via mail or facsimile to or otherwise delivered to the Company in accordance with the provisions hereof so that it is received by the Company on or before such specified date.

(iii) The Company will transmit the certificates representing the Converted

Shares issuable upon conversion of any Notes (together, unless otherwise instructed by the Buyer, with Notes not being so converted) to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer's address for notices as contemplated by Section 11 hereof or a different address) via express courier, by electronic transfer or otherwise, within five

(5) business days if the address for delivery is in the United States and within seven (7) business days if the address for delivery is outside the

United States (such fifth business day or seventh business day, as the case may be, the "Delivery Date") after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery)

and the original Notes being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date an interest payment on the Note, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Notes,

was due.

c. From and after the date on which the Shares have been

registered under the 1933 Act as contemplated by the Registration Rights

Agreement, the failure to issue unrestricted, freely tradable Shares to the

Buyers upon Conversion shall be considered an Event of Default, which if not cured within ten (10) days, shall entitle the Buyers to accelerate full repayment of the Notes then outstanding. The Company acknowledges that the failure to honor a Notice of Conversion, shall cause definable financial hardship on the Buyers.

d. The Company will authorize its transfer agent to give

information to a Buyer or such Buyer's representative relating to the transfer of the Company's shares of Common Stock to the Buyer, upon the request of the

Buyer or any such representative. The Company will provide such Buyer with a copy of the authorization so given to the transfer agent.

e. Each Buyer shall be entitled to exercise its conversion

privilege with respect to the Notes notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives,

to the fullest extent permitted, any rights to relief it may have under 11

U.S.C. §362 in respect of such Buyer's conversion privilege. The

Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the

Notes. The Company agrees, without cost or expense to such Buyer, to take or to consent to any and all action necessary to effectuate relief under 11

U.S.C. §362.

6. CLOSING DATE.

a. The Closing Date shall occur on the date which is the

first trading day after each of the conditions contemplated by Sections 7 and

8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b. Notwithstanding any other provision in this Agreement,

one or more Buyers who have deposited monies into escrow pursuant to this

Agreement ("Funded Buyers") may elect to proceed with a Closing prior to the receipt into escrow of the full $400,000 contemplated by this Agreement (an

"Early Closing") if: (i) each Funded Buyer who wishes to participate in such

Early Closing has consented to such Early Closing in writing and (ii) the aggregate funds to be invested at such Early Closing shall be not less than

$200,000. All conditions to the Buyers' obligations to purchase Notes shall be satisfied in connection with the Early Closing (and in connection with any subsequent Closing). A Buyer which consents to participate in an Early

Closing shall be deemed to acknowledge that there can be no guarantees that subsequent investments will be made in the Company pursuant to this Agreement.

c. If a Closing has not occurred with respect to funds in

escrow by __________, 2001, then such funds shall be returned to the respective Buyers within 5 days thereof.

d. The Closing of each purchase and issuance of Notes

shall occur on the Closing Date at the offices of Sidley Austin Brown & Wood

LLP , One World Trade Center, New York, NY and shall take place no later than

3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyers.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Buyers understand that the Company's obligation to sell the Notes to the

Buyer pursuant to this Agreement on a Closing Date is conditioned upon:

a. The execution and delivery of this Agreement by the

Buyers;

b. Delivery by the Buyers to the Escrow Agent of good

funds as payment in full of an amount equal to the Purchase Price for the

Notes in accordance with this Agreement;

c. The accuracy on the Closing Date of the

representations and warranties of the Buyers contained in this Agreement, each as if made on such date, and the performance by the Buyers on or before such date of all covenants and agreements of the Buyers required to be performed on or before such date; and

d. There shall not be in effect any law, rule or

regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8. CONDITIONS TO THE BUYERS' OBLIGATION TO PURCHASE.

The Company understands that the Buyers' obligation to purchase the Notes on a

Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and

the Registration Rights Agreement by the Company;

b. Delivery by the Company to the Escrow Agent of the

Certificates in accordance with this Agreement;

c. The accuracy in all material respects on the

Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the

Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

d. On the Closing Date, the Buyers shall have received

an opinion of counsel for the Company, dated as of the Closing Date, in form,

scope and substance reasonably satisfactory to the Buyers, substantially to the effect set forth in Exhibit C annexed hereto;

e. There shall not be in effect any law, rule or

regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

f. From and after the date hereof to and including

the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on the

New York Stock Exchange or The NASDAQ/National Market System shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/National Market System, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyers makes it impracticable or inadvisable to purchase the Notes; and

g. Payment by the Company of all amounts due pursuant

to Section 12 of this Agreement and any other fees and expenses which are the obligation of the Company under this Agreement or the Transaction Documents.

9. GOVERNING LAW; MISCELLANEOUS.

a. This Agreement shall be governed by and interpreted in

accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the

City of New York or the state courts of the State of New York sitting in the

City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection,

including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyers for any reasonable legal fees and disbursements incurred by the Buyers in enforcement of or protection of any of its rights under any of the Transaction Agreements.

b. Failure of any party to exercise any right or remedy

under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c. This Agreement shall inure to the benefit of and be

binding upon the successors and assigns of each of the parties hereto.

d. All pronouns and any variations thereof refer to the

masculine, feminine or neuter, singular or plural, as the context may require.

e. A facsimile transmission of this signed Agreement shall

be legal and binding on all parties hereto.

f. This Agreement may be signed in one or more

counterparts, each of which shall be deemed an original.

g. The headings of this Agreement are for convenience of

reference and shall not form part of, or affect the interpretation of, this

Agreement.

h. If any provision of this Agreement shall be invalid or

unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i. This Agreement may be amended only by the written

consent of a majority in interest of the holders of the Notes and an instrument in writing signed by the Company.

j. This Agreement supersedes all prior agreements and

understandings among the parties hereto with respect to the subject matter hereof.

10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the seventh business day after deposit, postage prepaid, in the United

States Postal Service by registered or certified mail, or

(c) the third business day after mailing by next day express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days advance written notice similarly given to each of the other parties hereto):

COMPANY: 5G Wireless Communications, Inc.2921 N. Tenaya Way, Suite 208Las

Vegas, Nevada 89128

Attn: Chief Financial OfficerTelephone No.: 604-273-7270Telecopier No.:

604-207-0565

BUYERS: At the address set forth on the signature page of this Agreement.

with copies to:

Hunter Singerc/o May Davis Group, Inc.One World Trade Center, Suite 8735 New

York, NY 10048

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's

and the Buyers' representations and warranties herein shall survive for a period of twelve (12) months after the respective Closing and shall inure to the benefit of the Buyers and the Company and their respective successors and assigns.

12. FEES; EXPENSES.

a. At each Closing May Davis Group, Inc. shall receive

cash compensation equal to 10% of the Notes being sold at such Closing and at the initial Closing the Company shall issue one or more warrants (the

"Warrants") to purchase 300,000 shares of the Common Stock to May Davis Group,

Inc.

b. At the initial Closing, the Company shall pay Sidley

Austin Brown & Wood LLP the sum of $15,000 for legal fees and expenses incurred in the transaction consummated hereunder and in connection with the preparation of this Agreement and the Private Equity Subscription Agreement,

dated the date hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyers and the Company as of the date set forth below.

Date: July ___, 2001

COMPANY:

5G WIRELESS COMMUNICATIONS, INC.

By:

Title:

BUYER:

Name of Buyer:

By:(Signature of Authorized Person)

Printed Name and Title

Address:

Telephone:

Facsimile:

Jurisdiction of Incorporation:

Principal Amount of Notes to be Purchased: $

Exhibit A

FORM OF NOTE

Exhibit B

REGISTRATION RIGHTS AGREEMENT

Exhibit C

FORM OF OPINION OF COMPANY COUNSEL

TO BE DELIVERED

PURSUANT TO SECTION 8(d)

(i) The Company has been duly incorporated, is validly

existing and is in good standing as a corporation under the laws of the State of Nevada.

(ii) The Company has corporate power and authority to own,

lease and operate its properties and to conduct its business as described in the SEC Documents and to enter into and perform its obligations under the

Transaction Documents.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) The Transaction Documents, including the Notes, have been duly authorized, executed and delivered by the Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

(v) The Conversion Shares have been duly authorized for

issuance and sale to the Buyer pursuant to the Securities Purchase Agreement and when issued by the Company and delivered by the Company as provided in the

Transaction Documents, will be fully paid, validly issued and non-assessable;

and no holder of the Conversion Shares is or will be subject to personal liability by reason of being such a holder. The Company has reserved an adequate number of shares of Common Stock for issuance pursuant to the

Securities Purchase Agreement.

(vi) The issuance of the Conversion Shares is not, and will

not be, subject to preemptive or other similar rights of any securityholder of the Company.

(vii) The form of certificates used to evidence the Conversion

Shares and the form of note used to represent the Notes comply in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the market[s] in which the Common Stock trades and is listed or is quoted.

(viii) To the best of our knowledge, except as otherwise

disclosed in the SEC Documents, there is not pending or threatened any action,

suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which may reasonably be expected to result in a

Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof, taken as a whole, or the consummation of the transactions contemplated in the Transaction

Documents or the performance by the Company of its obligations thereunder.

(ix) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws. Based solely on inquiries we have made of the Company's Executive Vice President/Chief

Financial Officer, Senior Vice President/General Counsel/Secretary, Vice

President/Treasurer and Vice President/Controller, no default by the Company or any subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract,

indenture, mortgage, loan agreement, note, lease or other agreement or instrument, except for defaults which would not have a Material Adverse

Effect.

(x) The authorized capital stock of the Company consists of

50,000,000 shares of Common Stock, par value $0.001 per share, of which

______________ shares are issued and outstanding.